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                                                          EXHIBIT 10-12

                             MCN ENERGY GROUP INC.

                           SUPPLEMENTAL SAVINGS PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1997)















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                               TABLE OF CONTENTS


SECTION                                                PAGE
-------                                                ----


ARTICLE 1..............................................  1
    Title

ARTICLE 2..............................................  1
    Definitions

ARTICLE 3..............................................  1
    Purpose

ARTICLE 4..............................................  2
    Effective Date

ARTICLE 5..............................................  2
    Participation
        Section 5.1 Eligibility to Participate.........  2
        Section 5.2 Election to Participate............  2
        Section 5.3 Restriction on Change of Deferrals
            Under the Plan.............................  3


ARTICLE 6..............................................  3
    Participant's Accounts
         Section 6.1 Establishment of Accounts and
            Subordination of Executive's Rights........  3
Section 6.2 Credits and Debits to
            Participants' Accounts.....................  4
        Section 6.3 Election of Accounts...............  5
        Section 6.4 Change of Election for Accounts....  5
        Section 6.5 Transfers Between Accounts.........  5

ARTICLE 7..............................................  6
    Hardship Withdrawals

ARTICLE 8..............................................  6
    Vesting and Payment of Benefits
        Section 8.1 Form and Timing of Payments........  6
        Section 8.2 Change in Payment Options..........  7
        Section 8.3 Payments Subject to Golden Parachute
            Provisions.................................  7
Section 8.4 Vested Portion of Participants'
            Accounts...................................  7
        Section 8.5 Recrediting of Forfeited Amounts...  8
        Section 8.6 Transfer to an Affiliated Company..  8

ARTICLE 9..............................................  8
    Beneficiary in the Event of Death

ARTICLE 10.............................................  9





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    Administration

ARTICLE 11.............................................  9
    Amendment and Termination

ARTICLE 12............................................. 10
    Miscellaneous
        Section 12.1 Non-Assignability................. 10
        Section 12.2 No Employment Rights.............. 10
        Section 12.3 Law Applicable.................... 10
        Section 12.4 Legal Fees and Expenses........... 10

ARTICLE 13............................................. 10
    Change in Control Provisions
        Section 13.1 General........................... 10
        Section 13.2 Transfer to Rabbi Trust........... 11
        Section 13.3 Joint and Several Liability....... 11
        Section 13.4 Dispute Procedures................ 11
        Section 13.5 Definition of Change in Control... 11



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                             MCN ENERGY GROUP INC.

                           SUPPLEMENTAL SAVINGS PLAN

           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1997)

     WHEREAS, MCN Energy Group Inc. (the "Company") has previously adopted the MichCon Supplemental Savings Plan and the Company desires to make certain changes in the plan.

     NOW, THEREFORE, effective January 1, 1997, the MichCon Supplemental Savings Plan is hereby amended and restated as follows:

                                   ARTICLE 1

                                     TITLE

     The title of this Plan shall be the "MCN Energy Group Inc. Supplemental Savings Plan" and shall be referred to in this document as the "Plan".

                                   ARTICLE 2

                                  DEFINITIONS

     The words and phrases used in the Plan shall have the same meanings as provided under Article 2 of the MCN Energy Group Inc. Savings and Stock Ownership Plan (the "Qualified Plan"), as amended from time to time, unless otherwise defined in the Plan or the context clearly requires otherwise.

                                   ARTICLE 3

                                    PURPOSE

     The principal purpose of the Plan is to provide deferred compensation for a select group of management or highly compensated Employees of the Company and any other Employer that has adopted the Plan with the consent of the Company who has been specifically designated by the



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Committee to be eligible for Plan participation (an "Executive").  Such an employee shall remain an Executive so long as this designation is not revoked by the Committee.

It is intended that this Plan provide benefits for "a select group of management or highly compensated employees" within the meaning of Section 201, 301 and 401 of ERISA and, therefore, to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA.

                                   ARTICLE 4

                                 EFFECTIVE DATE

     The original effective date of the Plan for the Company was May 31, 1988, and for any other Employer shall be the date established by such Employer at the time of adoption of the Plan.

                                   ARTICLE 5

                                 PARTICIPATION

     Section 5.1 Eligibility to Participate. Only the following individuals shall be eligible to participate in the Plan: (i) any Executive whose contributions under the Qualified Plan are limited because of the limitation on compensation under Section 401(a)(17) of the Code, the limitation on elective deferrals under Section 402(g) of the Code, the limitation on benefits and contributions under Section 415 of the Code, or any other provision of the Code or other law that the Committee hereafter designates; and (ii) such other management or highly compensated Employees as shall be approved by the Chief Executive Officer of an Employer that has adopted the Plan.

     Section 5.2 Election to Participate. An Executive who is eligible to participate may become a participant in the Plan (a "Participant") by filing a written election with the Committee on a form approved by the Committee. The Executive's election shall authorize the Employer to defer the amount of such Executive's Eligible Compensation pursuant to Section 6.2(a) and (c) hereof and shall evidence the Executive's acceptance of and agreement to all the provisions of the Plan.

     The Executive's election must be made no later than December 31 of the year which immediately precedes the year for which it applies; provided, however, the first election by any




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Executive to participate in this Plan may be effective for Eligible
Compensation earned after the last day of the month in which the election is received by the Committee. An election shall be irrevocable for the current calendar year. An election shall be irrevocable for future calendar years unless a written revocation is filed with the Committee prior to the first day of the calendar year for which the revocation is desired.

     Section 5.3 Restriction on Change of Deferrals Under the Plan. The amount to be deferred by an Executive for a Plan year shall be determined using the percentage of his or her Compensation Rate in effect as of the December 31 of the year which immediately precedes the year for which it applies. An Executive who elects to participate in the Plan may not, after the effective date of such election, change the percentage of his or her Compensation Rate deferred under the Qualified Plan to affect the amount to be deferred under the Plan, except for a change submitted prior to the first day of the calendar year for which the change is desired, and, when the Qualified Plan is amended to permit increased Voluntary Reductions or Salary Reductions and such change is
submitted prior to the effective date of such amendments.   Any such other
change in the percentage of his or her Compensation Rate deferred under the Qualified Plan shall be ignored for deferral purposes under the Plan.

                                   ARTICLE 6

                             PARTICIPANT'S ACCOUNTS

     Section 6.1 Establishment of Accounts and Subordination of Executive's Rights. The Employer shall establish accounts for each of its Executives who is a Participant in the Plan. Separate accounts corresponding in name to the separate funds under the Qualified Plan shall be maintained for each Participant. Credits under Sections 6.2(a) and (b) shall also be maintained in separate accounts. The accounts shall be maintained as unfunded bookkeeping accounts and all amounts represented by the accounts shall remain a part of the general funds of the Employer of such Participant, subject to the claims of its general creditors. Nothing in the Plan and no action taken pursuant to the provisions of the Plan shall be deemed to create a trust or fund of any kind or to create any fiduciary relationship. The obligation to make payments under this Plan shall be and remain an unsecured, unfunded general





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obligation of the Employer of the particular Participant.  Each Executive who is a Participant in the Plan shall be provided an annual statement of the unfunded accounts maintained for the Participant.

     Section 6.2 Credits and Debits to Participants' Accounts.
     As of the end of a pay period, total credits shall be made to the accounts maintained for a Participant as set forth below:

      (a)  An amount equal to the difference between (1) and (2) below:

                 (1) the amount that such Participant would have contributed to the Qualified Plan for such pay period, assuming (x) the Participant satisfied the eligibility requirements set forth in
           Section 3.1 of the Qualified Plan and (y) the allotments of such Participant under the Qualified Plan were not limited by the application of the following: (i) the limitation on compensation set forth in Section 401(a)(17) of the Code; (ii) the limitation on elective deferrals set forth in Section 402(g) of the Code; (iii) the discrimination rules set forth in Section 401(k) or (m) of the Code; (iv) the limitation on benefits and contributions set forth in Section 415 of the Code; (v) any other provision of the Code or other law that the Committee hereafter designates; or (vi) any provision of the Qualified Plan relating to the limitations described in (i) - (v) above;

                 (2) the amount that such Participant actually contributed to the Qualified Plan for such pay period.

      (b)  An amount equal to the difference between (1) and (2) below:

                 (1) the amount that the Employer of such Participant would have contributed to the Qualified Plan on behalf of such Participant for such pay period if the Participant had contributed the amount set forth in (a)(1) above to the Qualified Plan during such pay period;

                 (2) the amount that the Employer actually contributed to the Qualified Plan on behalf of such Participant for such pay period.

      (c) An amount of compensation equal to the distribution of dividends on the MCN Stock held in a Participant's Plan Account under the Qualified Plan to the extent the Executive has not elected or was ineligible to make Additional Allotments and the Executive has elected to contribute such amount to the Plan.





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     The total credits under (a) and (b) of this Section shall be allocated to the specific accounts elected by the Participant as provided under Section 6.3 hereof. The credits under (c) of this Section shall be allocated to the MCN Stock account in this Plan.

     Each account shall be credited with an amount representing earnings or debited with an amount representing losses on a daily basis. Earnings or losses for a pay period shall be calculated using the daily valuation methodology employed by the recordkeeper for each corresponding fund under the Qualified Plan.

     Section 6.3 Election of Accounts. Each Participant shall, by filing a written election with the Committee, on a form approved by the Committee, elect the accounts which are to be used for recording credits under Sections 6.2(a) and (b) hereof.

     A Participant may direct that credits under Sections 6.2(a) and (b) may be made to any account corresponding in name to the funds under the Qualified Plan that are available to accept contributions or allotments. Notwithstanding the foregoing, a Participant must at all times maintain an aggregate balance in the MCN Stock fund in the Qualified Plan or the MCN Stock account in this Plan or a combination of both such plans in an amount at least equal to the sum of the Employer contributions made pursuant to Section 4.3(a) of the Qualified Plan after April 1, 1989, plus seventy-five percent of the credits recorded under
Section 6.2(b) of this Plan (or the corresponding Predecessor provision) after April 1, 1989. This balance may be maintained in the Qualified Plan, this Plan, or a combination of both such plans, at the discretion of the Participant.

     Section 6.4 Change of Election for Accounts. Any election of accounts given by a Participant under the preceding Section shall be deemed to be a continuing election until changed by the Participant. A Participant may change any such election as of any normal business day of any month by giving prior notice of such change to the Plan recordkeeper in the form prescribed by the Committee.

     Section 6.5 Transfers Between Accounts. Transfers between accounts shall be effected on any normal business day of any month upon directions to the Plan recordkeeper in the form prescribed by the Committee.

     A Participant may not transfer any amount from the MCN Stock account if the balance remaining in such account after the transfer would be less than the amount required to be credited to such account under Section 6.3 hereof, plus the earnings thereon.










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                                   ARTICLE 7

                              HARDSHIP WITHDRAWALS

     A Participant may request, upon 20 days written notice to the Committee, a withdrawal from his or her accounts if the withdrawal is on account of financial hardship as defined under the Qualified Plan. A financial hardship shall be satisfied from the MCN Executive Deferred Compensation Plan to the extent possible; then from the Plan; and finally from the Qualified Plan. The amount of such withdrawal shall be limited to the amounts deferred under Sections 6.2(a) and (c) hereof, or the total value of the accounts maintained under Sections 6.2(a) and (c) hereof as of the end of the prior month, whichever is smaller.

     The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. All determinations regarding financial hardship shall be made in accordance with written procedures established by the Committee for hardship withdrawals from the Qualified Plan and shall be applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving withdrawals on account of financial hardship, including the forms that must be submitted, and to whom the forms are to be submitted. If a Participant receives a hardship withdrawal from this Plan or from the Qualified Plan, no amounts may be credited to the Participant's accounts under Section 6.2(a) or (b) for a period of twelve months after receipt of the hardship withdrawal. No other withdrawals or loans are permitted under this Plan.


                                   ARTICLE 8

                        VESTING AND PAYMENT OF BENEFITS

     Section 8.1 Form and Timing of Payment. On the date that a Participant becomes entitled, pursuant to either Section 9.1 or 9.2 of the Qualified Plan (the "Retirement Date"), to a distribution of his or her account in the Qualified Plan, such Participant shall be entitled to receive the vested portion of the amount credited to his or her accounts in the Plan commencing on the first of the month following the month in which his Retirement Date occurs. As of the first of the month following the month in which his Retirement Date occurs, the Participant's Account shall be valued on a cash basis






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with interest credited monthly at a rate equal to the interest rate for the latest issue, as of the end of the previous month, of ten-year U.S. Treasury Notes, or such other rate as set by the Committee (the "Plan Interest Rate"). Payment of the vested portion of a Participant's accounts shall be made in accordance with the Participant's selection on his Benefit Agreement either in monthly payments in one year increments, not to exceed 15 years, or in one lump sum by the Employer maintaining the accounts. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Retirement Date with interest credited monthly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited monthly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. The amount of the monthly payments to the Participant shall be adjusted on January 1 of each year to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance.

     Section 8.2. Change in Payment Option. The payment option selected by the Participant may be changed at any time by the Participant submitting a new payment selection to the Committee, by a change shall be effective only if it is received by the Committee at least 12 months before payments under the Plan commence.

     Section 8.3 Payments Subject to Golden Parachute Provisions. Notwithstanding the above, if payment at the time specified in the first sentence of this paragraph would subject the Participant to the excise tax under Section 4999 of the Code, payment of the vested portion of a Participant's accounts shall be deferred until the earlier of (a) the date that would have been the Participant's Normal Retirement Date, Early Retirement Date or Disability Retirement Date, (b) death of the Participant, or (c) total and permanent disability or legally established mental incompetency of the Participant.

     Section 8.4 Vested Portion of Participants' Accounts. The vested portion of a Participant's account shall mean: (i) the total value of the accounts of a Participant who is entitled to a distribution pursuant to Section 9.1 of the Qualified Plan; or (ii) with respect to a Participant who is entitled to a distribution pursuant to Section 9.2 of the Qualified Plan, the total value of the accounts maintained under Sections 6.2(a) and (c) hereof. Notwithstanding the foregoing, the total value of the accounts of a Participant shall become nonforfeitable as of the date on which the Participant attains age 65.






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     Section 8.5  Recrediting of Forfeited Amounts.  If a Participant entitled to a distribution pursuant to Section 9.2 of the Qualified Plan receives the vested portion of the amount credited to his or her accounts in the Plan, forfeits the remainder, and is thereafter reemployed prior to incurring five consecutive Break in Service Years, then as of the end of the month coincident with or next following the Participant's date of reemployment, the amount of the Participant's accounts that was forfeited upon the earlier termination of employment shall be credited to the Participant's accounts. Interest shall not accrue on such amount between the time it was forfeited and the time at which it was recredited.

Section 8.6 Transfer to an Affiliated Company. Benefits for a Participant who transfers employment from one Employer to an Affiliated Company shall be subject to Section 9.7(c) of the Qualified Plan. Such a transfer of employment shall cause a transfer of the accounts maintained by an Employer for a Participant if the new Employer has adopted the Plan and the former Employer transfers cash to the new Employer equal to the amount of the accounts transferred. In all other events, a transfer of employment shall not cause a transfer of the accounts maintained by an Employer for a Participant.

                                   ARTICLE 9

                       BENEFICIARY IN THE EVENT OF DEATH

     Each Participant shall have the right to designate a beneficiary or beneficiaries to receive any distribution to be made under Article 8 upon the death of such Participant, or, in the case of a Participant who dies subsequent to termination of his or her employment but prior to the distribution of the entire amount to which the Participant is entitled under the Plan, any undistributed balance to which such Participant would have been entitled. Each Participant shall also have the right to designate a contingent beneficiary in the event any of the primary beneficiaries predecease the Participant or die prior to complete disbursement of the Participant's account.

     If no beneficiary has been named by a Participant at the time of the Participant's death, or if the beneficiary designated by the Participant has predeceased the Participant or such designated beneficiary has died prior to complete disbursement of the Participant's accounts and the Participant has failed to name a contingent beneficiary, the value of the Participant's accounts, or the undistributed portion thereof, shall be paid by the Employer to the deceased employee's lawful successor(s) in interest in a lump sum as soon as practicable, but in no event later than one year following the employee's death.





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                                   ARTICLE 10

                                 ADMINISTRATION

     The Plan shall be administered by the Committee appointed pursuant to the provisions of Section 10.1 of the Qualified Plan. The Committee shall have the same powers and duties, and shall be subject to the same limitations, as are
described in the Qualified Plan.   However, unlike the limitation on the
Committee's power to amend or modify the Qualified Plan under Section 11.1 of the Qualified Plan, the Committee shall have full power to amend or modify the Plan in all respects.

                                   ARTICLE 11

                           AMENDMENT AND TERMINATION

     The Company may amend or terminate the Plan at any time and for any reason. The power to amend or modify the Plan shall rest solely with the Committee. No such amendment or termination shall affect the rights of Participants or beneficiaries to the vested portion of amounts credited to Participants' accounts as of the date of such amendment or termination. In the event of a termination of the Plan, all amounts credited to a Participant's accounts shall be fully vested.







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                                   ARTICLE 12

                                 MISCELLANEOUS

     Section 12.1 Non-Assignability. This Plan shall be subject to the same terms and conditions as specified in Section 15.4 of the Qualified Plan, and said Section is hereby incorporated by reference.

     Section 12.2 No Employment Rights. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall be construed as a contract of employment between the Employer and an Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees at any time, with or without cause, or as a limitation of the right of the Employee to terminate employment at any time.

     Section 12.3 Law Applicable. This Plan and all actions hereunder shall be governed by and construed according to the laws of the State of Michigan.

     Section 12.4 Legal Fees and Expenses. The Company shall pay all legal fees and expenses which a Participant may incur as a result of the Company contesting the validity, enforceability, or the Participant's interpretation of, or determinations under this Plan other than the hardship withdrawal provisions hereof.


                                   ARTICLE 13

                          CHANGE IN CONTROL PROVISIONS

     Section 13.1 General.  In the event of a Change in Control, as defined in
Section 13.5, then, notwithstanding any other provision of the Plan, the provisions of this Section 13 shall be applicable and shall supersede any conflicting provisions of the Plan.

     Section 13.2 Transfer to Rabbi Trust. MCN Energy Group Inc. ("MCN") has established a trust pursuant to a Trust Agreement dated January 3, 1991 (the "Rabbi Trust"). The terms of the Rabbi Trust provide that, in the event of a Change in Control and thereafter, assets are to be transferred to such trust to provide benefits under the Plan. MCN shall make all transfers of funds required by the Rabbi Trust in a timely manner and shall otherwise abide by the terms of the Rabbi Trust.








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

     Section 13.3 Joint and Several Liability. Upon and at all times after a Change in Control, the liability under the Plan of MCN and each Affiliated Employer that has adopted the Plan shall be joint and several so that MCN and each such Affiliated Employer shall each be liable for all obligations under the Plan to each employee covered by the Plan, regardless of the corporation by which such employee is employed.

     Section 13.4 Dispute Procedures. In the event that, upon or at any time subsequent to a Change in Control, a claim for benefits under the Plan of a Participant or distributee who has exhausted the claims and appeals procedures set forth in Section 10.6 of the Qualified Plan is denied in whole or in part, the following additional procedures shall be applicable:

           (a) Any amount that is not in dispute shall be paid to the Participant or distributee at the time or times provided herein.

           (b) MCN shall advance to such claimant from time to time such amounts as shall be required to reimburse the claimant for reasonable legal fees, costs and expenses incurred by such claimant in seeking a judicial resolution of his or her claim, including reasonable fees, costs and expenses relating to appeals; provided, however, that MCN shall not be obligated to advance to the claimant any amounts under this Section 13.4(b) unless and until the claimant agrees in writing to repay to MCN, immediately upon the occurrence of a final judicial determination with respect to such dispute, any amount of such fees, costs and expenses that is not awarded to such claimant in a final order of a court of competent jurisdiction.

     Section 13.5 Definition of Change in Control. A "Change of Control" means:
           (a)  The acquisition by any individual, entity or group
      (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))
      (a "Person") of beneficial ownership (within the meaning of Rule
      13d-3 promulgated under the Exchange Act) of 20% or more of either
      (i) the then outstanding shares of common stock of MCN (the "Outstanding MCN Common Stock") or (ii) the combined voting power of the then outstanding voting securities of MCN entitled to vote generally in the election of directors (the "Outstanding MCN Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from MCN (excluding any






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
      acquisition by virtue of the exercise of a conversion privilege),
      (B) any acquisition by MCN, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by MCN or any corporation controlled by MCN or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection
      (c) of this Section 13.5 are satisfied; or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of MCN (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by MCN's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (c) Approval by the shareholders of MCN of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding MCN Common Stock and Outstanding
      MCN Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding MCN Common Stock and Outstanding MCN Voting
      Securities, as the case may be, (ii) no Person (excluding MCN, any employee benefit plan or related trust






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

      sponsored or maintained by MCN or any corporation controlled by MCN or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding MCN Common Stock or Outstanding MCN Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

           (d) Approval by the shareholders of MCN of (i) a complete liquidation or dissolution of MCN or (ii) the sale or other disposition of all or substantially all of the assets of MCN, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding MCN Common Stock and Outstanding MCN Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding MCN Common Stock and Outstanding MCN Voting Securities, as the case may be, (B) no Person (excluding MCN Corporation, any employee benefit plan or related trust sponsored or maintained by MCN or any corporation controlled by MCN or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding MCN Common Stock or




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





      Outstanding MCN Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
      (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of MCN.



     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Plan as of this 1st day of January, 1997.



                                         MCN ENERGY GROUP INC.


                                         By: /s/ Alfred R. Glancy III
                                            ------------------------------
                                            Alfred R. Glancy III,
                                            Chairman and Chief Executive Officer



Restated: January 1, 1997






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